UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  December 16, 2025
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister			(713)	996-4700
Houston,	Texas	77040
(Address of principal executive offices)			(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2025 (the “Closing Date”), DXP Enterprises, Inc. (the “Company”) entered into an amendment (the “Term Loan Amendment”), by and among the Company, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), the incremental lenders party thereto and Goldman Sachs Bank USA as agent (the “Agent”).

The Term Loan Amendment amends and supplements that certain Term Loan and Security Agreement, dated as of December 23, 2020, by and among the Company, the Guarantors, the lenders party thereto and the Agent (as amended by Amendment No. 1 and Joinder Agreement to Term Loan and Security Agreement, dated as of November 22, 2022, as further amended by Amendment No. 2 and Joinder Agreement to Term Loan and Security Agreement, dated as of October 13, 2023, and as further amended by Amendment No. 3 and Joinder Agreement to Term Loan and Security Agreement, dated as of October 3, 2024, the “Existing Term Loan Agreement”; the Existing Term Loan Agreement, as further amended by the Term Loan Amendment, the “Term Loan Agreement”). The Term Loan Amendment provides for, among other things, (i) adjustments to certain financial ratio covenant compliance dates and (ii) $205 million in new incremental term loan commitments (the “2025 Incremental Term Loans”) under the Term Loan Agreement, such that after giving effect to the Term Loan Amendment, including the 2025 Incremental Term Loans, the Company has $848.0 million in outstanding borrowings under the Term Loan Agreement. The existing and new borrowings under the Term Loan Agreement mature on October 13, 2030 and are priced at Term SOFR (with a floor of 1.00%) plus 3.25%, or base rate plus 2.25%. Interest accruing at the Term SOFR rate is payable at the end of the applicable interest rate period (but at least, each three months), and interest accruing at the base rate is payable on the last business day of each calendar quarter.

The proceeds of 2025 Incremental Term Loans incurred will be used by the Company (a) to pay fees and transaction expenses associated with the closing of the Term Loan Amendment, (b) to finance permitted acquisitions, (c) to replenish cash on the balance sheet and/or repay ABL Obligations (as defined in the Term Loan Agreement) incurred to finance permitted acquisitions and/or (d) for other lawful, general corporate, limited liability company or partnership purposes of the Company and its subsidiaries, including without limitation to finance permitted restricted payments, share repurchases, acquisitions, permitted capital expenditures and other investments of the Company and its subsidiaries.

The 2025 Incremental Term Loans are otherwise subject to the same terms and conditions as those set forth in the Existing Credit Agreement, including but not limited to representations and warranties, events of default, and affirmative and negative covenants.

The foregoing description of the Term Loan Amendment is not complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01. Other Events.

On December 22, 2025, the Company issued a press release announcing its entry into the Term Loan Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 8.01, and Exhibit 99.1 attached hereto, (i) is being furnished pursuant to Item 8.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 4 and Joinder Agreement to Term Loan and Security Agreement, dated as of December 16, 2025, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the incremental lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

99.1	Press Release, dated December 22, 2025, announcing the Company’s entry into the Term Loan Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DXP ENTERPRISES, INC.

December 22, 2025	By: /s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

By: /s/ David Molero Santos
David Molero Santos
Vice President/Finance and Chief Accounting Officer